UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 9, 2013

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 8, 2013, OSI Systems, Inc. announced that its security division subsidiary, Rapiscan Systems, Inc. (“Rapiscan”) provided an update on the delivery order recently terminated by the U.S. Transportation Security Administration (TSA). Rapiscan believes the termination resulted from Rapiscan’s use of an upgraded component in the AT-2 detection systems. While the component change was vetted by Rapiscan’s internal quality assurance, it did not meet the contractual requirement of obtaining TSA’s approval in advance. When Rapiscan leadership discovered the error, they proactively informed TSA of the configuration change and the related procedural lapse and proposed a course for corrective action.

Rapiscan stated that the recent proposal that resulted in TSA’s award to Rapiscan of the delivery order in question called out to TSA that Rapiscan would use X-ray generators manufactured in China and TSA subsequently awarded the delivery order to Rapiscan. The new generator is manufactured by Shanghai Advanced Non-Destructive Testing (SANDT), a China-based company. SANDT supplies X-ray generators to many leading suppliers of security X-ray systems, including many of Rapiscan’s competitors. As a long-standing supplier to the industry, SANDT has thousands of X-ray generators in use in security systems around the world.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1         Press Release of OSI Systems, Inc. dated December 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: December 9, 2013

	By:	/s/ Victor Sze
Victor Sze
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OSI Systems, Inc. dated December 8, 2013